Exhibit 23




Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 033-86084.



Arthur Andersen LLP
Atlanta, Georgia
June 29, 2000




End